                                                                    EXHIBIT 99.1

                                             [Pogo Logo]  Pogo Producing Company
                                                           NEWS




                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------
                                                    Contact: Paul G. Van Wagenen
                                                                  (713) 297-5000


    POGO'S 2000 EARNINGS SPARKED BY 33% INCREASE IN OIL AND GAS PRODUCTION;
    ----------------------------------------------------------------------
                                ---------------
                 RESERVES REPLACED FOR NINTH CONSECUTIVE YEAR;
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            2001 CAPITAL AND EXPLORATION BUDGET SET AT $275 MILLION
            -------------------------------------------------------
                                ---------------
                          Quarterly Dividend Declared
                                 --------------


     HOUSTON, TX. - January 23, 2001 - Net income of Pogo Producing Company ("PPP"- NYSE) in 2000 totaled $87,255,000, or $2.16 per share, on revenues of $497,991,000, it was announced here today by Paul G. Van Wagenen, Chairman and Chief Executive Officer of the company ("Pogo"). In 1999, Pogo recorded net income of $22,134,000, or $0.55 per share, on revenues of $275,116,000.

     Pogo's 2000 fourth quarter net income rose to $35,899,000, or $0.88 per share, on revenues of $159,971,000, compared to a fourth quarter 1999 net income of $8,090,000, or $0.20 per share, on revenues of $85,104,000.

     Discretionary cash flow in 2000 was $316,114,000, compared to $81,790,000 a year earlier. In the fourth quarter of 2000, discretionary cash flow was $108,145,000, up from $36,268,000 in the fourth quarter a year ago.

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     Mr. Van Wagenen said, "We are gratified that we successfully replaced our production for the ninth consecutive year. Pogo's reserves replacement was even more significant considering our record-high hydrocarbon production rates in 2000, an impressive 33% increase in equivalent oil and natural gas production volumes compared to 1999. Much of the increased volumes reflect the attainment of stabilized production from the company's excellent concession in the Gulf of Thailand."

     Mr. Van Wagenen also said, "Replacing the reserves Pogo produces each year is a primary objective at the company. We are committed to grow our hydrocarbon asset base and are proud to have met that objective each of the last nine years."

RESERVES REPLACEMENT
--------------------

     Pogo added enough new proven oil and natural gas reserves to replace an estimated 177% of its 2000 company-wide production. New reserves added in Thailand offset all of our impressive Thailand production volumes, and the new 2000 reserves discovered in North America also reflect a 226% production replacement rate in the United States and Canada.

     Pogo's 2000 daily average production of liquid hydrocarbons (crude oil, condensate and plant products) was 27,929 barrels per day, up 54% from 18,113 barrels per day produced in 1999. Daily natural gas production in 2000 averaged
164.6 million cubic feet per day (mmcf/d), up 16% from Pogo's 1999 average of
141.6 mmcf/d. In the fourth quarter of 2000, production of liquid hydrocarbons averaged 34,087 barrels per day, up 56% from 21,858 barrels per day produced in the 1999 fourth quarter. Natural gas volumes averaged 160.5 mmcf/d in the quarter just ended, down from 166.6 mmcf/d in the fourth quarter of 1999.

     For all of 2000, natural gas prices averaged $3.16 per thousand cubic feet
(mcf), up from $2.15 per mcf averaged in 1999. Natural gas prices for the fourth quarter averaged $4.36 per mcf, compared to $2.43 per mcf averaged in the 1999 fourth quarter. Average oil and

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condensate prices received by Pogo in 2000 were $28.92 per barrel, up from
$18.76 per barrel received in 1999. Fourth quarter 2000 oil and condensate prices rose to $27.93 per barrel, from $23.07 per barrel received in the same quarter of 1999.

THE GULF OF MEXICO
------------------

     Pogo's Offshore (Gulf of Mexico) Division was extremely active in the quarter just ended. Two discovery and delineation wells drilled this past quarter on our Main Pass Blocks 61/62 field resulted in a very significant discovery, proving a crude oil pay column of up to 640 feet, spread over an 800-acre reservoir. The field will be developed rapidly and produced soon, with production to begin late this year. Pogo is the operator and 100% owner of the field. A third well will be drilling in the field within one week, with more wells to follow.

     Another discovery at year-end was drilled at Ewing Banks Blocks 871/872 field, a field one-half owned by Pogo. The discovery encountered 134 feet of pay across two objective horizons, and was tested from one interval at a daily rate of 4,300 barrels of oil and 2.9 million cubic feet of natural gas. This field should be on production by the fourth quarter of this year. A second well is presently drilling.

     Pogo's development of the Mississippi Canyon Blocks 661/705 field continues at a brisk pace. Pogo is the operator and an approximately 75% owner of the field. Significant production should begin in the fourth quarter.

THE GULF OF THAILAND
--------------------

     Full, sustained production from the first three Benchamas platforms has been achieved, stabilizing at a gross daily rate of approximately 150 mmcf/d of natural gas and 36,000 barrels of oil per day. Pogo owns a working interest across the entire license concession of 46.34%. Six new platforms have been ordered and five of them are tentatively earmarked for the Benchamas field. Gross Tantawan field production has risen due to a 12-well infill program which is

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ongoing in the "C" and "D" platform areas in southern Tantawan. Pogo and its partners were awarded a production license covering the northern part of Jarmjuree, based upon significant drilling success there. One of the six new platforms will be set at north Maliwan with first production planned for the fourth quarter of this year. A seven to ten well exploration program focusing principally on the Kung exploration area and the south Jarmjuree exploration area should begin by early February.

ONSHORE AND CANADA
------------------

     Forty-two new wells were drilled in the Permian Basin last year, and 40 of them were completed as producers. Overall, since 1990, 451 wells have been drilled in that area, with a 96% success rate. Net production from the Permian has now reached an all-time high of 37 mmcf/d and 6,350 barrels per day, with another 46 gross wells presently budgeted for 2001. In the Onshore (Gulf Coast) Division, drilling has begun on the Thibodaux 61-square mile 3-D seismic project. Pogo is the project operator in Thibodaux, located in Lafourche Parish, Louisiana, and six initial prospects have been identified for sequential drilling. If those wells are successful, more wells will follow.

OTHER INTERNATIONAL PLAYS
-------------------------

     A new 2-D seismic program was completed on our 653,000 acre Szolnok, Hungary license area in October. Some 888.8 kilometers of linear seismic was generated. That seismic information has led to two different 3-D seismic acquisition programs which began in November and are now underway. Over 30,000 acres of 3-D seismic has already been acquired with over 45,000 additional acres of 3-D in the Tompa area to come. Pogo has also acquired 41,000 acres of new 3-D seismic in the Kenderes sub-area of the Szolnok license area. That Szolnok 3-D program is continuing. Pogo is very excited about this new exploration opportunity in central Europe. The company owns 100% of the two Hungary license areas totaling 778,000 acres.

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Pogo plans multi-well drilling programs at both the Szolnok and Tompa areas beginning before the end of the year.

     In the Denmark North Sea, the company owns a 40% interest in a very prospective 81,000-acre block. One exploratory well is planned for that Denmark license area during the fourth quarter of 2001.

$275 MILLION CAPITAL AND EXPLORATION BUDGET APPROVED
----------------------------------------------------

     The Board of Directors today approved a $275 million capital and exploration budget for 2001. This compares to approximately $180 million expended in 2000. In 2001, 151 gross wells are planned for the company, including 52 in the Gulf of Thailand.

     Mr. Van Wagenen said, "Pogo has an aggressive exploration and delineation drilling schedule for 2001, with particular emphasis on its new Gulf of Mexico prospects and the Thailand license concession. Accelerated Benchamas field production in the Gulf of Thailand is expected over the next two years, and domestic production will also rise markedly in 2001 and 2002."

QUARTERLY DIVIDEND DECLARED
---------------------------
     Pogo declared a dividend of $0.03 (three cents) per share of common stock to be paid February 23, 2001, to shareholders of record as of February 9, 2001.

PENDING ACQUISITION
-------------------

     On November 20, 2000, Pogo announced the pending acquisition of NORIC Corporation, parent to North Central Oil Corporation. Pending regulatory and shareholder approval, the transaction is expected to close during the first quarter of 2001.

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A summary of unaudited financial results follows, stated in thousands, except per share amounts:

                                                         Three Months Ended             Twelve Months Ended
                                                            December 31,                     December 31,
                                                  -----------------------------     ------------------------------
                                                         2000         1999                2000         1999
                                                         ----         ----                ----         ----
                                                            (Unaudited)                      (Unaudited)
Natural gas
  Price per Mcf                                   $         4.36     $    2.43       $      3.16    $         2.15
  Production, Mcf per day                                160,489       166,558           164,613           141,598
Crude Oil and Condensate
  Price per barrel                                $        27.93     $   23.07       $     28.92    $        18.76
  Production, barrels per day                             31,989        19,825            25,788            16,036
Liquids production, barrels per day                       34,087        21,858            27,929            18,113

Revenues:
  Oil and gas                                     $      151,033     $  82,410       $   479,202    $      230,499
  Pipeline sales and other                                 5,248         2,739            15,113             7,159
  Gains (losses) on sales                                  3,690           (45)            3,676            37,458
                                                  ----------------------------       -----------------------------
  Total                                           $      159,971     $  85,104       $   497,991    $      275,116
                                                  ============================       =============================


Income before change in
   accounting principle                           $       35,899     $   8,090       $    89,023    $       22,134
Change in accounting principle                                 -             -            (1,768)                -
                                                  ----------------------------       -----------------------------
Net income                                        $       35,899     $   8,090       $    87,255    $       22,134
                                                  ============================       =============================

Earnings (loss) per share:
  Basic -
    Income before change in
    accounting principle                          $         0.88     $    0.20       $      2.20    $         0.55
    Change in accounting principle                             -             -             (0.04)                -
                                                  ----------------------------       -----------------------------
    Net income                                    $         0.88     $    0.20       $      2.16    $         0.55
                                                  ============================       =============================

  Diluted -
    Income before change in
    accounting principle                          $         0.76     $    0.20       $      1.99    $         0.55
    Change in accounting principle                             -             -             (0.04)                -
                                                  ----------------------------       -----------------------------
    Net income                                    $         0.76     $    0.20       $      1.95    $         0.55
                                                  ============================       =============================

Discretionary Cash Flow*                          $      108,145     $  36,268       $   316,114    $       81,790

Weighted average number of common
stock and potential common stock
outstanding
    Basic                                                 40,589        40,249            40,445            40,178
    Diluted                                               50,461        40,452            50,155            40,390

*Discretionary cash flow is net cash provided by operating activities before changes in operating assets and liabilities and exploration expenses.

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                                     * * *

     Pogo Producing Company explores for, develops and produces oil and natural gas. Headquartered in Houston, Pogo owns various ownership interests in 97 federal and state Gulf of Mexico lease blocks offshore from Louisiana and Texas. Pogo also owns approximately 225,000 gross leasehold acres in various oil and gas provinces onshore in the United States, approximately 735,000 gross acres in the Gulf of Thailand, approximately 778,000 gross acres in Hungary, approximately 115,000 gross acres in the United Kingdom North Sea, approximately 81,000 gross acres in the Denmark North Sea, and approximately 115,000 gross acres in Canada. Pogo common stock is listed on the New York Stock Exchange under the symbol PPP.

     Except for the historical and present factual information contained herein, the matters set forth in this release, include statements of management's current expectations as to efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the company. Statements identified by words such as "expects," "projects," "plans," "believes," "estimates," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from Pogo's operations cannot be fully realized, the possibility that commodity prices, costs or difficulties related to the conduct of its business will be greater or lesser than expected, and the impact of competition and other risk factors relating to our industry will be greater than expected, all as detailed from time to time in Pogo's reports filed with the SEC. Pogo disclaims any responsibility to update these forward-looking statements.

     There will be a financial analyst teleconference call on Tuesday, January 23, 2001 at 2:30 pm CST. The call can be monitored through a live broadcast via the World Wide Web at www.pogoproducing.com and www.streetfusion.com. A
                      ---------------------     --------------------
rebroadcast will be available on both of those websites through February 6, 2001. Real Network's Real Player or Microsoft Media Player is required to access the webcast. They can be downloaded from www.real.com or
                                                 ------------
www.microsoft.com/windows/mediaplayer.
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                                      -30-

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